Exhibit 99.1

Freshpet, Inc. Reports Fourth Quarter and Full Year 2018 Financial Results

Provides Full Year 2019 Outlook

Announces Strategic Investment to Support Rapid Growth Beyond 2020

SECAUCUS, N.J. – February 26, 2019 – Freshpet, Inc. (“Freshpet” or the “Company”) (NASDAQ: FRPT) today reported financial results for its fourth quarter and full year ended December 31, 2018.

Fourth Quarter 2018 Financial Highlights Compared to Prior Year Period

•	Net sales of $51.6 million, an increase of 29.7%
•	Net income of $1.8 million, compared to net income of $1.5 million, an increase of 16.0%
•	Adjusted EBITDA of $9.2 million compared to $6.9 million, an increase of 34.6%[1]

2018 Financial Highlights Compared to Prior Year

•	Net sales of $193.2 million, an increase of 26.8%
•	Net loss of $5.4 million compared to a net loss of $4.3 million, an increase of 25.8%
•	Adjusted EBITDA of $20.3 million compared to $17.6 million, an increase of 15.5%

“2018 was a very successful year for Freshpet. Our Feed the Growth strategy is rapidly creating the scale that we believe will drive long term profitability,” said Billy Cyr, Freshpet’s Chief Executive Officer.  “We expect 2019 to be the year where we begin to leverage that scale -- continuing our strong top line growth while delivering an even stronger rate of bottom line growth.”

The Company also announced that it will invest approximately $3.0 million in non-capital initiatives designed to support long-term growth beyond 2020.  These include pulling forward strategic investments in technical talent needed to accelerate production capacity expansion to meet increased demand beyond 2020, and modest investments to further establish Freshpet in international markets.  Mr. Cyr continued, “We believe Freshpet has significant growth potential that goes well beyond 2020.  The most significant limitation to our future growth is our ability to add manufacturing capacity fast enough to keep pace with consumer demand.  As a result, we are making strategic investments in organizational capability a year earlier than we originally planned to ensure we are well positioned to support our anticipated growth.”

Fourth Quarter 2018

Fourth quarter of 2018 net sales increased 29.7% to $51.6 million compared to $39.8 million for the fourth quarter of 2017.  Growth in net sales for the fourth quarter of 2018 was driven by velocity, innovation, and distribution gains.

Gross profit was $23.4 million, or 45.2% as a percentage of net sales, for the fourth quarter of 2018, compared to $18.9 million, or 47.6% as a percentage of net sales, in the same period last year. The increase in gross profit was primarily driven by higher net sales offset by decreased gross margin. For the fourth quarter of 2018, Adjusted Gross Profit was $25.5 million, or 49.4% as a percentage of net sales, compared to $20.5 million, or 51.4% as a percentage of net sales, in the prior year period. The decrease in Adjusted Gross Profit as a percentage of net sales was primarily due to higher ingredient

[1]

Adjusted EBITDA, as well as certain other measures in this release, is a non-GAAP financial measure. See “Non-GAAP Measures” for how we define these measures and the financial tables that accompany this release for reconciliations of these measures to the closest comparable GAAP measures.

and inbound freight costs and unabsorbed labor costs as the Company converts to a planned, new seven-day manufacturing operation, partially offset by increased efficiencies through scale and production improvements.  Adjusted Gross Profit is a Non-GAAP financial measure defined under “Non-GAAP Measures,” and is reconciled to gross profit in the financial tables that accompany this release.

Selling, general and administrative expenses (“SG&A”) were $21.5 million for the fourth quarter of 2018 compared to $17.3 million in the prior year period. The fourth quarter of 2018 included a planned increase in media spend of $1.6 million compared to the prior year period, or an additional 2.9% as a percentage of net sales.  As a percentage of net sales, SG&A decreased to 41.6% for the fourth quarter of 2018 compared to 43.5% in the fourth quarter of 2017. Adjusted SG&A for the fourth quarter of 2018 was $16.3 million, or 31.5% as a percentage of net sales, compared to $13.6 million, or 34.2% as a percentage of net sales, in the prior year period. The decrease in Adjusted SG&A as a percentage of net sales was primarily a result of increased expense leverage on higher net sales, offset by a planned increase in media spend. Adjusted SG&A is a Non-GAAP financial measure defined under “Non-GAAP Measures,” and is reconciled to SG&A in the financial tables that accompany this release.

Net income was $1.8 million for the fourth quarter of 2018 compared to net income of $1.5 million for the prior year period. The increase in net income was primarily a result of increased gross profit and increased leverage on SG&A, partially offset by a planned increase in media spend.

Adjusted EBITDA was $9.2 million, or 17.9% as a percentage of net sales, for the fourth quarter of 2018, compared to $6.9 million, or 17.2% as a percentage of net sales, in the fourth quarter of 2017. The increase in adjusted EBITDA was a result of increased Adjusted Gross Profit and increased leverage of Adjusted SG&A, partially offset by a planned increase in media spend. Adjusted EBITDA, Adjusted Gross Profit and Adjusted SG&A are Non-GAAP financial measures defined under “Non-GAAP Measures,” and are reconciled to the closest comparable GAAP measures in the financial tables that accompany this release.

Full Year 2018

Net sales increased 26.8% to $193.2 million for the full year ended December 31, 2018 compared to $152.4 million for the prior year. The Company’s core fresh refrigerated product offering grew 28.2% as compared to the prior year.  Growth in net sales for the full year 2018 was driven by velocity, innovation, and distribution gains.

Gross profit was $90.0 million, or 46.6% as a percentage of net sales for the full year ended December 31, 2018, compared to $72.4 million, or 47.5% as a percentage of net sales, in the same period last year. The increase in gross profit was primarily driven by higher net sales offset by decreased gross margin. For the full year ended December 31, 2018, Adjusted Gross Profit was $96.9 million, or 50.2% as a percentage of net sales, compared to $78.5 million, or 51.5% as a percentage of net sales, in the prior year. The decrease in Adjusted Gross Profit as a percentage of net sales was primarily due to higher ingredient and inbound freight costs and unabsorbed labor costs as the Company converts to a planned, new seven-day manufacturing operation, partially offset by increased efficiencies through scale and production improvements.

SG&A was $94.9 million for the full year ended December 31, 2018 compared to $75.2 million in the prior year. The full year ended December 31, 2018 included a planned increase in media spend of $7.9 million compared to the prior year, or an additional 2.2% as a percentage of net sales. As a percentage of net sales, SG&A slightly decreased to 49.1% for the full year ended December 31, 2018 compared to 49.3% in 2017. Adjusted SG&A for the full year ended December 31, 2018 was $76.7 million, or 39.7% as a percentage of net sales, compared to $60.8 million, or 39.9% as a percentage of net sales, in the prior year. The slight decrease in Adjusted SG&A as a percentage of net sales was primarily a result of increased expense leverage on higher net sales, offset by a planned increase in media spend.

Net loss was $5.4 million for the full year ended December 31, 2018 compared to net loss of $4.3 million for the prior year.

Adjusted EBITDA was $20.3 million, or 10.5% as a percentage of net sales, for the full year ended December 31, 2018, compared to $17.6 million, or 11.5% as a percentage of net sales for the prior year. The increase in Adjusted EBITDA was a result of increased Adjusted Gross Profit and increased leverage of Adjusted SG&A, partially offset by a planned increase in media spend. Adjusted EBITDA, Adjusted Gross Profit, and Adjusted SG&A are Non-GAAP financial measures defined under “Non-GAAP Measures,” and are reconciled to the closest comparable GAAP measures in the financial tables that accompany this release.

Cash and Net Debt

As of December 31, 2018, the Company had cash and cash equivalents of $7.6 million and $30.0 million available under its revolving credit facility. As of December 31, 2018 there was no outstanding debt under the revolving credit facility. The $30.0 million revolving credit facility will mature in September 2020 and includes the ability to increase the revolving credit facility by an additional $10.0 million.   As part of our planned $100 million manufacturing expansion, the Company intends to amend its revolving credit facility.

Updated Non-GAAP Measures

Management continues to focus on the potential increased profitability percentage that could be gained through increased scale.  As the Company grows, it wants to ensure continued simplicity and transparency when assessing profitability via the disclosure of non-GAAP measures.

As a result, the Company has aligned all of its non-GAAP measure add-backs within Adjusted Gross Profit, Adjusted SG&A, and Adjusted EBITDA. For example, non-cash share-based compensation expense will now be an add-back to Adjusted Gross Profit as it is an add-back within Adjusted EBITDA.  Additionally, one of the financial measures the Company uses to assess profitability is Adjusted EBITDA as a percentage of net sales. Therefore, the Company will add Adjusted EBITDA as a percentage of net sales to its non-GAAP measures.

Management believes that including consistent add-backs within its non-GAAP measures will ensure that both management and investors can more easily assess the Company’s profitability percentage by way of Adjusted EBITDA as a percentage of net sales, and so can easily assess if the percentage gains or losses came by way of Adjusted Gross Profit and/or Adjusted SG&A.

The Company has made these changes retrospectively.  These changes do not impact historical Adjusted EBITDA, Adjusted EBITDA as a percentage of net sales, or future Adjusted EBITDA projections.

Outlook

For full year 2019, the Company is providing the following guidance, which includes approximately $3.0 million of costs associated with new initiatives designed to support growth beyond 2020:

•	To exceed net sales of $240 million, an increase greater than 24% from 2018
•	To exceed Adjusted EBITDA of $28.0 million, an increase greater than 38% from 2018

The Company does not provide guidance for the most directly comparable GAAP measure, net income, and similarly cannot provide a reconciliation between its forecasted Adjusted EBITDA and net income metrics without unreasonable effort due to the unavailability of reliable estimates for certain items. These items are not within the Company’s control and may vary greatly between periods and could significantly impact future financial results.

Conference Call and Webcast

The Company will host a conference call and webcast with the executive management team to discuss these results with additional comments and details today at 4:30 p.m. ET. The conference call webcast will be available live over the Internet through the “Investors” section of the Company’s website at www.freshpet.com. To participate on the live call listeners in North America may dial (877) 407-0792 and international listeners may dial (201) 689-8263.

A replay of the conference call will be archived on the Company’s website and telephonic playback will be available from 7:30 p.m. ET today through March 12, 2019. North American listeners may dial (844) 512-2921 and international listeners may dial (412) 317-6671. The passcode is 13684063.

About Freshpet

Freshpet’s mission is to improve the lives of dogs and cats through the power of fresh, real food. Freshpet foods are blends of fresh meats, vegetables and fruits farmed locally and made at our Kitchens in Bethlehem PA.  We thoughtfully prepare our foods using natural ingredients, cooking them in small batches at lower temperatures to preserve the natural goodness of the ingredients. Freshpet foods and treats are kept refrigerated from the moment they are made until they arrive at Freshpet Fridges in your local market.

Our foods are available in select mass, grocery (including online), natural food, club, and pet specialty retailers across the United States, Canada and Europe. From the care, we take to source our ingredients and make our food, to the moment it reaches your home, our integrity, transparency and social responsibility are the way we like to run our business. To learn more, visit www.freshpet.com.

Connect with Freshpet:

https://www.facebook.com/Freshpet

https://twitter.com/Freshpet

http://instagram.com/Freshpet

http://pinterest.com/Freshpet

https://plus.google.com/+Freshpet

https://en.wikipedia.org/wiki/Freshpet

https://www.youtube.com/user/freshpet400

Forward Looking Statements

Certain statements in this release constitute “forward-looking” statements. These statements are based on management's current opinions, expectations, beliefs, plans, objectives, assumptions or projections regarding future events or future results. These forward-looking statements are only predictions, not historical fact, and involve certain risks and uncertainties, as well as assumptions. Actual results, levels of activity, performance, achievements and events could differ materially from those stated, anticipated or implied by such forward-looking statements. While Freshpet believes that its assumptions are reasonable, it is very difficult to predict the impact of known factors, and, of course, it is impossible to anticipate all factors that could affect actual results. There are many risks and uncertainties that could cause actual results to differ materially from forward-looking statements made herein including, most prominently, the risks discussed under the heading “Risk Factors” in the Company's latest annual report on Form 10-K filed with the Securities and Exchange Commission. Such forward-looking statements are made only as of the date of this release. Freshpet undertakes no obligation to publicly update or revise any forward-looking statement because of new information, future events or otherwise, except as otherwise required by law. If we do update one or more forward-looking statements, no inference should be made that we will make additional updates with respect to those or other forward-looking statements.

Non-GAAP Financial Measures

Freshpet uses the following non-GAAP financial measures in its financial communications. These non-GAAP financial measures should be considered as supplements to the GAAP reported measures, should not be considered replacements for, or superior to, the GAAP measures and may not be comparable to similarly named measures used by other companies.

•	Adjusted Gross Profit
•	Adjusted Gross Profit as a % of net sales (Adjusted Gross Margin)
•	Adjusted SG&A
•	Adjusted SG&A as a % of net sales
•	EBITDA
•	Adjusted EBITDA
•	Adjusted EBITDA as a % of net sales

Adjusted Gross Profit: Freshpet defines Adjusted Gross Profit as gross profit before non-cash depreciation expenses, plant start-up costs and non-cash share-based compensation.

Adjusted SG&A Expenses: Freshpet defines Adjusted SG&A as SG&A expenses before depreciation and amortization expense, non-cash share-based compensation, launch expense, fees related to secondary offering, leadership transition expenses, and litigation expense.

EBITDA and Adjusted EBITDA: EBITDA represents net loss plus interest expense, income tax expense and depreciation and amortization expense, and Adjusted EBITDA represents EBITDA plus loss on disposal of equipment, plant start-up expenses, non-cash share-based compensation, warrant fair valuation, launch expenses, fees related to a secondary offering, leadership transition costs and litigation expense.

Management believes that the non-GAAP financial measures are meaningful to investors because they provide a view of the Company with respect to ongoing operating results. The non-GAAP financial measures are shown as supplemental disclosures in this release because they are widely used by the investment community for analysis and comparative evaluation. They also provide additional metrics to evaluate the Company’s operations and, when considered with both the Company’s GAAP results and the reconciliation to the most comparable GAAP measures, provide a more complete understanding of the Company’s business than could be obtained absent this disclosure. The non-GAAP measures are not and should not be considered an alternative to the most comparable GAAP measures or any other figure calculated in accordance with GAAP, or as an indicator of operating performance. The Company’s calculation of the non-GAAP financial measures may differ from methods used by other companies. Management believes that the non-GAAP measures are important to an understanding of the Company's overall operating results in the periods presented. The non-GAAP financial measures are not recognized in accordance with GAAP and should not be viewed as an alternative to GAAP measures of performance.

CONTACT

ICR

Katie Turner

646-277-1228

katie.turner@icrinc.com

Michael Fox

203-682-8218

Michael.fox@icrinc.com

FRESHPET INC. AND SUBSIDIARIES

CONSOLIDATED BALANCE SHEETS

	December 31, 2018	December 31, 2017

ASSETS
CURRENT ASSETS:
Cash and cash equivalents	$7,554,388	$2,184,259
Accounts receivable, net of allowance for doubtful accounts	12,326,703	12,721,521
Inventories, net	9,317,232	10,118,394
Prepaid expenses	1,078,232	1,200,834
Other current assets	681,550	732,960
Total Current Assets	30,958,105	26,957,968
Property, plant and equipment, net	102,094,248	100,598,639
Deposits on equipment	4,730,176	4,370,922
Other assets	2,182,329	1,972,805
Total Assets	$139,964,858	$133,900,334
LIABILITIES AND STOCKHOLDERS' EQUITY
CURRENT LIABILITIES:
Accounts payable	9,166,412	9,173,169
Accrued expenses	9,050,551	7,519,348
Total Current Liabilities	$18,216,963	$16,692,517
Other liabilities	273,420	304,839
Total Liabilities	$18,490,383	$16,997,356
STOCKHOLDERS' EQUITY:
Common stock	35,556	35,132
Additional paid-in capital	323,079,437	312,783,195
Accumulated deficit	(201,352,682)	(195,991,478)
Accumulated other comprehensive income	(31,610)	76,129
Treasury stock, at cost	(256,226)	—
Total Stockholders' Equity	121,474,475	116,902,978
Total Liabilities and Stockholders' Equity	$139,964,858	$133,900,334

FRESHPET INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF OPERATIONS AND COMPREHENSIVE LOSS

	For the Three Months Ended		For the Twelve Months Ended
	December 31,		December 31,
	2018	2017	2018	2017
	(Unaudited)
NET SALES	$51,643,303	$39,828,546	$193,237,462	$152,359,487
COST OF GOODS SOLD	28,274,929	20,888,471	103,247,223	79,943,569
GROSS PROFIT	23,368,374	18,940,075	89,990,239	72,415,918
SELLING, GENERAL, AND ADMINISTRATIVE EXPENSES	21,477,995	17,322,757	94,875,776	75,167,168
INCOME (LOSS) FROM OPERATIONS	1,890,379	1,617,318	(4,885,537)	(2,751,250)
OTHER INCOME/(EXPENSES):
Other Income/(Expenses), net	(78,035)	(9,931)	(102,337)	(525,404)
Interest Expense	(34,927)	(79,560)	(296,234)	(910,492)
	(112,962)	(89,491)	(398,571)	(1,435,896)
INCOME (LOSS) BEFORE INCOME TAXES	1,777,417	1,527,827	(5,284,108)	(4,187,146)
INCOME TAX EXPENSE	20,000	12,933	77,096	75,195
NET INCOME (LOSS)	1,757,417	1,514,894	(5,361,204)	(4,262,341)
NET INCOME (LOSS) ATTRIBUTABLE TO COMMON STOCKHOLDERS	$1,757,417	$1,514,894	$(5,361,204)	$(4,262,341)
OTHER COMPREHENSIVE INCOME (LOSS):
Change in foreign currency translation	$(51,781)	$76,129	$(107,739)	$76,129
TOTAL OTHER COMPREHENSIVE INCOME (LOSS)	(51,781)	76,129	(107,739)	76,129
TOTAL COMPREHENSIVE INCOME (LOSS)	$1,705,636	$1,591,023	$(5,468,943)	$(4,186,212)
NET INCOME (LOSS) PER SHARE ATTRIBUTABLE TO COMMON STOCKHOLDERS
-BASIC	$0.05	$0.04	$(0.15)	$(0.12)
-DILUTED	$0.05	$0.04	$(0.15)	$(0.12)
WEIGHTED AVERAGE SHARES OF COMMON STOCK OUTSTANDING USED IN COMPUTING NET INCOME (LOSS) PER SHARE ATTRIBUTABLE TO COMMON STOCKHOLDERS
-BASIC	35,536,309	34,994,895	35,329,170	34,487,239
-DILUTED	36,962,439	34,994,895	35,329,170	34,487,239

FRESHPET INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENT OF CASH FLOWS

	For the Twelve Months Ended
	December 31,
	2018	2017	2016
CASH FLOWS FROM OPERATING ACTIVITIES:
Net loss	$(5,361,204)	$(4,262,341)	$(3,160,673)
Adjustments to reconcile net loss to net cash flows provided by operating activities:
Provision for loss/(gains) on accounts receivable	(15,222)	17,348	(5,164)
Loss on disposal of equipment and deposits on equipment	142,159	103,716	189,531
Share-based compensation	6,807,620	4,438,181	4,193,490
Fair value adjustment for outstanding warrants	—	334,628	49,077
Change in reserve for inventory obsolescence	99,295	291,898	(117,944)
Depreciation and amortization	14,068,037	12,692,355	9,887,168
Amortization of deferred financing costs and loan discount	115,103	426,534	150,272
Changes in operating assets and liabilities
Accounts receivable	410,040	(3,852,079)	(1,850,907)
Inventories	701,867	(5,007,557)	1,568,656
Prepaid expenses, other non-trade receivables and other current assets	174,012	(797,427)	(816,020)
Other assets	(261,533)	(90,135)	(398,059)
Accounts payable	195,237	2,682,094	853,854
Accrued expenses	1,531,203	2,988,209	2,256,582
Other liabilities	(31,419)	304,839	—
Net cash flows provided by operating activities	18,575,195	10,270,263	12,799,863
CASH FLOWS FROM INVESTING ACTIVITIES:
Proceeds from maturities of short-term investments	—	—	3,250,000
Acquisitions of property, plant and equipment, software and deposits on equipment	(16,274,036)	(13,003,756)	(29,952,536)
Proceeds from sale of equipment	—	—	13,442
Net cash flows used in investing activities	(16,274,036)	(13,003,756)	(26,689,094)
CASH FLOWS FROM FINANCING ACTIVITIES:
Debt issuance costs	—	(270,885)	—
Exercise of options to purchase common stock	3,325,196	8,280,460	2,767,995
Purchase of treasury shares	(256,226)	—	—
Proceeds from borrowings under Credit Facilities	6,000,000	7,500,000	10,000,000
Repayment of borrowings under Credit Facilities	(6,000,000)	(14,500,000)	(3,000,000)
Net cash flows provided by financing activities	3,068,970	1,009,575	9,767,995
NET CHANGE IN CASH AND CASH EQUIVALENTS	5,370,129	(1,723,918)	(4,121,236)
CASH AND CASH EQUIVALENTS, BEGINNING OF YEAR	2,184,259	3,908,177	8,029,413
CASH AND CASH EQUIVALENTS, END OF PERIOD	$7,554,388	$2,184,259	$3,908,177

FRESHPET INC. AND SUBSIDIARIES

RECONCILIATION BETWEEN GROSS PROFIT AND ADJUSTED GROSS PROFIT

(Unaudited)

	Three Months Ended		Twelve Months Ended
	December 31,		December 31,
	2018	2017	2018	2017
	(Dollars in thousands)		(Dollars in thousands)
Gross Profit (as reported)	$23,368	$18,940	$89,990	$72,416
Depreciation expense (a)	1,520	1,462	6,089	5,791
Non-cash share-based compensation (b)*	635	68	859	243
Adjusted Gross Profit	$25,523	$20,470	$96,938	$78,450
Adjusted Gross Profit as a % of Net Sales	49.4%	51.4%	50.2%	51.5%

* Represents revision to non-GAAP measure.

(a)   Represents depreciation and amortization expense included in cost of goods sold.

(b)    Represents non-cash share-based compensation expense included in cost of goods sold.

FRESHPET INC. AND SUBSIDIARIES

RECONCILIATION BETWEEN SG&A EXPENSES AND ADJUSTED SG&A EXPENSES

(Unaudited)

	Three Months Ended		Twelve Months Ended
	December 31,		December 31,
	2018	2017	2018	2017
	(Dollars in thousands)		(Dollars in thousands)
SG&A expenses (as reported)	$21,478	$17,323	$94,876	$75,167
Depreciation and amortization expense (a)*	2,127	1,819	7,979	6,901
Non-cash share-based compensation (b)	2,002	1,079	5,949	4,195
Launch expense (c)*	863	707	3,540	3,066
Shelf registration expenses (d)	225	—	362	—
Leadership transition expenses (e)	—	(37)	—	63
Litigation expense (f)	—	145	348	145
Adjusted SG&A Expenses	$16,261	$13,609	$76,698	$60,797
Adjusted SG&A Expenses as a % of Net Sales	31.5%	34.2%	39.7%	39.9%

* Represents revision to non-GAAP measure.

(a)   Represents depreciation and amortization expense included in SG&A.

(b)    Represents non-cash share-based compensation expense.

(c)

Represents new store marketing allowance of $1,000 for each store added to our distribution network, as well as the non-capitalized freight costs associated with Freshpet Fridge replacements. The expense enhances the overall marketing spend to support our growing distribution network.

(d)

Represents fees associated with the secondary public offering of our common stock, which was completed on May 5, 2015 and expenses related to the preparation and filing of a shelf registration statement.

(e)	Represents charges associated within our former Chief Executive Officer’s separation agreement, as well as changes in estimates associated with leadership transition costs.
(f)	Represents fees associated with two securities lawsuits.

FRESHPET INC. AND SUBSIDIARIES

RECONCILIATION BETWEEN NET LOSS AND ADJUSTED EBITDA

(Unaudited)

	Three Months Ended		Twelve Months Ended
	December 31,		December 31,
	2018	2017	2018	2017
	(Dollars in thousands)		(Dollars in thousands)
Net Loss	$1,757	$1,515	$(5,361)	$(4,262)
Depreciation and amortization	3,650	3,281	14,068	12,692
Interest expense	35	80	296	910
Income tax expense	20	13	77	75
EBITDA	$5,462	$4,889	$9,080	$9,414
Loss on disposal of equipment	37	6	142	104
Non-cash share-based compensation (a)	2,637	1,146	6,808	4,438
Launch expense (b)	863	706	3,540	3,066
Warrant fair valuation (c)	—	—	—	335
Shelf registration expenses (d)	225	—	362	—
Leadership transition expenses (e)	—	(37)	—	63
Litigation expense (f)	—	145	348	145
Adjusted EBITDA	$9,224	$6,853	$20,280	$17,565
Adjusted EBITDA as a % of Net Sales*	17.9%	17.2%	10.5%	11.5%

* Represents new non-GAAP measure.

(a)	Represents non-cash share-based compensation expense.
(b)

Represents new store marketing allowance of $1,000 for each store added to our distribution network, as well as the non-capitalized freight costs associated with Freshpet Fridge replacements. The expense enhances the overall marketing spend to support our growing distribution network.

(c)	Represents the change of fair value for the outstanding common stock warrants. All outstanding warrants were converted to common stock in September 2017.
(d)

Represents fees associated with the secondary public offering of our common stock, which was completed on May 5, 2015 and expenses related to the preparation and filing of a shelf registration statement.

(e)	Represents charges associated within our former Chief Executive Officer’s separation agreement as well as changes in estimates associated with leadership transition costs.

(f)     Represents fees associated with two securities lawsuits.